U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

Commission file number: 0-49936

ST. JOSEPH, INC.
(Exact name of Small Business Issuer as specified in its charter)

Colorado	CH 47-0844532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4870 S. Lewis, Suite 250 Tulsa, OK	74105
Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number, including area code: (918) 742-1888

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 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

St. Joseph, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 8.01 Other Events.

On June 8, 2007, we filed a complaint against our former President, CEO and Director John H. Simmons in the United States District Court for the District of Colorado, Civil Action No. 07-CV-01208. The complaint alleged, among other things, that Mr. Simmons breached his fiduciary duties by diverting Company funds for personal and recreational use and acquiring shares of our common stock without adequate consideration. We are seeking damages against Mr. Simmons of not less than $75,000, attorneys’ fees, costs of litigation, interest and tremble damages. Although we believe that our claims against Mr. Simmons are meritorious, there can be no assurance that we will prevail in this litigation. At this time, we cannot estimate any possible loss from this litigation in the event that we do not prevail.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH, INC.

June 18, 2007	By:	/S/GERALD MCILHARGEY
Gerald McIlhargey, Acting President and Director